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Exhibit 10.22

[Orange County Business Bank Logo]

June 26, 2006

Mr. Roy Gill, Vice President
The Willdan Group of Companies
2401 East Katella, Ste #300
Anaheim, CA 92806

Dear Mr. Gill,

In further response to your letter dated March 29, 2006, Orange County Business Bank has approved additional amendments to the loan documents that pertain to Loan #10174420 and Loan #10274428.

1.
Loan amendment is approved to convert Willdan Group, Inc. and all subsidiaries from Sub-S Corporations to C Corporations when the company completes its Initial Public Offering.

2.
Loan amendment is approved to permit public ownership of stock contingent upon Willdan Group, Inc. becoming a public company.

The preceding amendments will be contingent upon the Willdan Group, Inc. remaining in compliance with all financial and performance covenants and legal review by Orange County Business Bank of loan documents to see if other amendments may be required as a result of the company's Initial Public Offering.

Please let me know if you have any questions.

Sincerely,

/s/ NIC GOERES Nic Goeres Vice President Senior Relationship Manager	/s/ CHUCK TULLOH Chuck Tulloh Executive Vice President Chief Credit Officer

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  Exhibit 10.22